                                                               EXHIBIT 10.16

                         FIRST PALM BEACH BANCORP, INC.
                           CHANGE IN CONTROL AGREEMENT


         This AGREEMENT is made effective as of September 25, 1996, by and between First Palm Beach Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware, with its office at 215 S. Olive Avenue, West Palm Beach, Florida and Linda O. Terrell ("Executive"). The term "Association" refers to First Federal Savings and Loan Association of the Palm Beaches, the wholly-owned subsidiary of the Holding Company.

         WHEREAS, the Holding Company recognizes the substantial contribution Executive has made to the Holding Company and wishes to protect his position therewith for the period provided in this Agreement; and

         WHEREAS, Executive has been elected to, and has agreed to serve in the position of Senior Vice President-First Federal Savings for the Holding Company, a positin of substantial responsibility;

         NOW THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.    TERM OF AGREEMENT.

      The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Board of Directors of the Holding Company ("Board") may extend this Agreement for an additional year. The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to extend this Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

2.    PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL.

      (a) Upon the occurrence of a Change in Control of the Holding company (as herein defined) followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Cause, as defined in Section 2 (c) hereof, the provisions of Section 3 shall apply. Upon the occurrence of a Change In Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control.

      (b) For purposes of this Plan, a "Change in Control" of the Association or Holding Company shall mean an event of a nature that; (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15 report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS).

      (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of a material loss to the Holding Company or one of its affiliates caused by the Executive's intentional failure to perform stated duties, personal dishonesty, incompetence, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause.

3.    TERMINATION BENEFITS.

      (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Termination for Cause, the Holding Company shall be obligated to pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times his then current annual salary. At the election of the Executive such payment may be made in a lump sum or paid in equal installment installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a basis basis during the remaining term of this Agreement.

      (b) Upon the occurrence of a Change in Control of the Association or the Holding Company followed at any time during the term of this Agreement by the Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Holding Company shall cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Association for the Executive prior to his severance, except to the extent such coverage may be changed in its application to all Association employees. Such coverage and payments shall cease upon expiration of thirty-six (36) months.

      (c) As of the effective date of this Agreement, and annually as of the first business day of January or soon thereafter, Executive shall make the election referred to in Section 3(a) hereof with respect to whether the amounts payable under said Section 3(a) shall be paid in a lump sum or on a basisbasis. Such election shall be irrevocable for the year for which such election is made and shall continue in effect until the Executive has made his next annual election.

      (d) Notwithstanding the preceding paragraphs of this Section 3, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by the Executive.

4.    NOTICE OF TERMINATION.

      (a) Any purported termination by the Holding Company, or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

      (b) "Date of Termination" shall mean the date specified in the Notice of Termination which, in the instance of Termination for Cause, shall be immediate.

5.    SOURCE OF PAYMENTS.

      It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Holding Company. The Holding Company, however, guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amount and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid and provided by the Holding Company.

6.    EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

      This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Holding Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

     Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of the Holding Company or shall impose on the Holding Company any obligation to employ or retain the Executive in its employ for any period.

7.    NO ATTACHMENT.

      (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

      (b) This Agreement shall be binding upon, and inure to the benefit of Executive, the Holding Company, and their respective successors and assigns.

8.    MODIFICATION AND WAIVER.

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.    REINSTATEMENT OF BENEFITS UNDER ASSOCIATION AGREEMENT.

      In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice described in Section 9(b) of the Change in Control Agreement between Executive and the Association dated agreedate (the "Association Agreement") during the term of this Agreement and a Change in Control, as defined herein, occurs the Holding Company will assume its obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 3 of the Association Agreement upon the notification of the Holding company of the Association's receipt of a dismissal of charges in the Notice.

10.   EFFECT OF ACTION UNDER ASSOCIATION AGREEMENT.

      Notwithstanding any provision herein to the contrary, to the extent that payments and benefits are paid to or received by Executive under the Association Agreement between Executive and Association, the amount of such payments and benefits paid by the Association will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement.

11.   SEVERABILITY.

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.   HEADINGS FOR REFERENCE ONLY.

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13.   GOVERNING LAW.

      The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, except to the extent preempted by Federal law.

14.   ARBITRATION.

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Holding Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15.   PAYMENT OF LEGAL FEES.

      All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company if Executive is successful pursuant to a legal judgment, arbitration or settlement.

16.   INDEMNIFICATION.

      The Holding Company shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law and as provided in the Holding Company's certificate of incorporation against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Holding Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

17.   SUCCESSOR TO THE HOLDING COMPANY.

      The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association or the Holding Company, expressly and unconditionally to assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.

18.   SIGNATURES.

      IN WITNESS WHEREOF, First Palm Beach Bancorp, Inc. has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, on the 25th of September, 1996.

ATTEST:                                           FIRST PALM BEACH BANCORP, INC.



/s/ John C. Trammel                               BY /s/ Louis O. Davis, Jr.
---------------------------                          ---------------------------
Secretary



WITNESS:


/s/ Elizabeth Cook                                  /s/ Linda O. Terrell
---------------------------                         ----------------------------
                                                    Executive

SEAL